         Exhibit 10.9
2024 SHORT TERM INCENTIVE PLAN (“STIP”)
United States (“US”) and Canada (“CA”) Employees
Effective January 1 – December 31, 2024

PURPOSE
The Short Term Incentive Plan (the “Plan” or “STIP”) is designed to reward eligible US and CA non-sales, non-bargained for employees for achievement of pre-established corporate performance measures and individual performance objectives that are assigned a specific weight according to their importance in the Company’s business plan. This Plan, for eligible employees, covers the period from January 1, through December 31 of the Plan year.

This Plan supersedes any prior incentive plan version and cancels any document that provides information contrary to the information contained in this Plan version. The Company may terminate the Plan, amend or modify the Plan in any respect, at any time, and without notice. In addition, incentive awards are not “earned” until the events described in the Administration section occur.

ELIGIBILITY
Regular full-time and part-time employees who are employed during the Plan year, and who commence employment with the Company on or before September 30 of the Plan year, and who do not participate in another Incentive Plan Type currently in operation, are potentially eligible to participate in the Plan. To be eligible to earn and receive payment of any incentive award, the participant must be:

1.Classified as a permanent US or CA employee;
2.Employed with the Company during some portion of the period for which the award is being measured, and begins work for the Company on or before September 30 of the Plan year; and
3.Actively working through the payment date, or on Company-approved or job-protected leave for any periods not worked where the Company has a reasonable expectation that the employee will return to their position in the near future and is active on the date the award is “earned,” as defined in the Administration section. An individual is “actively working” if they are actually working and carrying out their duties at the Company, or they are on PTO or a paid Company holiday.
4.Must be in a STIP eligible position for a minimum of 90 consecutive days to be eligible for a prorated award.

Incentive awards are not “earned” until the events described in the Administration section occur.
The following individuals are not eligible for a payment under STIP:

1.Employees who voluntarily terminate their employment or are involuntarily terminated for any reason are not eligible for the STIP payment. In addition, payment to employees who are under investigation for misconduct on the normal payout date may be delayed. If it is determined that misconduct occurred and termination occurs, the award is forfeited in accordance with applicable state law.
2.Contractors and interns.
3.Non-US, Non-CA employees.
4.Employees who are participating in any other Incentive Plan Type, including “Sales Incentive”, “Performance Incentive” or “Government Incentive” plan types within the Company.
5.Employees who are in a STIP eligible position for less than 90 consecutive days.

STIP DESIGN

Approved by Compensation Committee March 13, 2024

2024 Short Term Incentive Plan

Total Rewards

         Exhibit 10.9
Performance metrics, weighting, and the pre-established performance goals are set by the Compensation Committee. Performance against pre-established performance goals, as determined by the Compensation Committee in its sole discretion, may be changed at any time. The Compensation Committee, upon consultation with the Chief Executive Officer, determine the funding level that will be available for awarding incentives. If it is determined that the STIP awards will be granted, the Compensation Committee retains the sole discretion to set award levels and to adjust award payouts and subsequent employee distribution.

Individual Target Bonus Opportunity

Each individual is assigned a target award opportunity based on the position’s Job Level that is a percentage of the individual’s base salary. The target percentage opportunity is determined based on the individual’s position(s) during the Plan Coverage Period. STI awards may be prorated to capture changes in Joe Level Targets or for leave of absences. The employee’s eligible annual base salary on December 31 of the Plan year will be used when proration(s) are not required.
The annual STIP targets by Job Level are as follows:
Table 1:

JOB LEVEL	STIP TARGET %
CEO	100%
Executive Vice President (EVP)	60-70%
Vice President (VP)	40%
Assistant Vice President (AVP)	30%
Director (DIR)	25%
Sr Manager (SRMGR), Manager (MGR), Sr Exempt Individual Contributor (SRIC)	15%
Supervisor (SUPV)	10%
Exempt Individual Contributor (IC)	8%
Non-Exempt Individual Contributor (NEIC)	5%

Performance Metrics and Weights

There are four components of the STIP performance metrics for January 1 through December 31:

Table 2:

Metric	Weighting	Target for January 1 - December 31
EBITDA	25%	$166.00 MM
Free Cash Flow	25%	$55.00 MM

Approved by Compensation Committee March 13, 2024

2024 Short Term Incentive Plan

Total Rewards

         Exhibit 10.9

SaaS Revenue	25%	$316.00 MM
Individual Performance	25%	Funds once EBITDA reaches $150.00 MM
The individual performance component is determined based on the employee’s individual performance rating as recorded during the year-end performance assessment. As a result, eligible employees may receive an award that is higher or lower than the STIP target award as defined by their Job Level.
FUNDING
STIP Financial Targets and Payout “Curve”
–EBITDA incentive component begins to fund after exceeding a minimum EBITDA of $157.00 MM after cost of individual performance incentive, any adjusted FCF incentive earned and any adjusted SaaS revenue component earned, payout curve shown in Table 3 below.
–The Free Cash Flow (FCF) incentive component begins to fund after exceeding a minimum FCF of $46.00 MM, payout curve shown in Table 3 below.
–The SaaS Revenue incentive component begins to fund after exceeding a minimum SaaS Revenue of $307.00 MM, payout curve shown in Table 3 below.
–Individual performance component of the incentive funds after obtaining minimum EBITDA of $150.00 MM.
Table 3:

Approved by Compensation Committee March 13, 2024

2024 Short Term Incentive Plan

Total Rewards

         Exhibit 10.9

2024 Approved Budget Consolidated Results
STI Bonus Scales

EBITDA 25%			Free Cash Flow 25%			SaaS Revenue 25%			
Scale	Bonus $	Bonus %	Scale	Bonus $	Bonus %	Scale	Bonus $	Bonus %	
$157.00	$ 0.40	10%	**$ 46.00**	$ 0.40	10%	**$307.00**	$ 0.40	10%	**Minimum**
$158.00	$ 0.80	20%	**$ 47.00**	$ 0.80	20%	**$308.00**	$ 0.80	15%	
$159.00	$ 1.20	30%	**$ 48.00**	$ 1.20	30%	**$309.00**	$ 1.20	23%	
$160.00	$ 1.60	40%	**$ 49.00**	$ 1.60	40%	**$310.00**	$ 1.60	30%	
$161.00	$ 2.00	50%	**$ 50.00**	$ 2.00	50%	**$311.00**	$ 2.00	38%	
$162.00	$ 2.40	60%	**$ 51.00**	$ 2.40	60%	**$312.00**	$ 2.40	45%	
$163.00	$ 2.80	70%	**$ 52.00**	$ 2.80	70%	**$313.00**	$ 2.80	53%	
$164.00	$ 3.20	80%	**$ 53.00**	$ 3.20	80%	**$314.00**	$ 3.20	60%	
$165.00	$ 3.60	90%	**$ 54.00**	$ 3.60	90%	**$315.00**	$ 3.60	68%	
$166.00	$ 4.00	100%	**$ 55.00**	$ 4.00	100%	**$316.00**	$ 4.00	100%	**Target**
$167.50	$ 4.20	105%	**$ 56.00**	$ 4.20	105%	**$317.00**	$ 4.20	105%	
$169.00	$ 4.40	110%	**$ 57.00**	$ 4.40	110%	**$318.00**	$ 4.40	110%	
$170.50	$ 4.60	115%	**$ 58.00**	$ 4.60	115%	**$319.00**	$ 4.60	115%	
$172.00	$ 4.80	120%	**$ 59.00**	$ 4.80	120%	**$320.00**	$ 4.80	120%	
$173.50	$ 5.00	125%	**$ 60.00**	$ 5.00	125%	**$321.00**	$ 5.00	125%	**Maximum**

Management Incremental Payout %	**EBITDA**	**13%**
	Free cash Flow	**20%**
	SaaS Revenues	**20%**

Additionally, the STIP excludes any impacts from acquisitions. Any financial benefits of debt refinancing and improvements in interest rates versus approved budget only accrue to bonus payments if EBITDA an FCF are met without the benefit of the change in interest rate.
IMPACT OF INDIVIDUAL PERFORMANCE RATING ON THE STIP AWARD
Individual performance rating has a direct impact on the individual performance component (25% of total) of the STIP award. Your manager will determine the award amount for this component based on the scale below. Award amounts for company component (75% of total) are fixed based on final Company performance approved by the Compensation Committee.
Table 4:

Individual Performance Rating	Individual Payout Percentage (25% of Award)
Far Exceeded Expectations	125% - 150%
Exceeded Expectations	100% - 125%
Achieved Expectations	75% - 100%

Approved by Compensation Committee March 13, 2024

2024 Short Term Incentive Plan

Total Rewards

         Exhibit 10.9

Partially Met Expectations	0% - 50%
Did Not Meet Expectations	0%

Note: Employees with an individual performance rating of “Partially Met Expectations” will receive between 0% and 50% of their individual award portion (25% of award) as determined by their manager. Employees with an individual performance rating of “Did Not Meet Expectations” are not eligible for the individual component of the award and will receive a reduced payout of the Company performance portion at 25%.
PRORATION OF INCENTIVE
If an employee meets Plan eligibility requirements for only a portion of the Plan Coverage Period, the STIP award will be prorated (in days) for any periods the employee was not eligible. For example, the STIP will be prorated in an amount equivalent to the amount of time the employee was on any of the following:
1.Unpaid leave – includes FMLA leave or a Personal Leave of Absence.
2.Supplemented Leave – includes Short Term Leave “STD”, Long Term Leave “LTD” or Workers Compensation.
3.Administrative leave as part of any Company investigation, discipline, or inquiry.
4.Hire date after January 1 of the Plan year.
5.Movement from the STIP to another Incentive Plan Type (e.g., Sales Incentive / Performance Incentive) within the Plan year.
6.Movement to the STIP eligible position from another incentive plan (e.g., Sales Incentive / Performance Incentive) or from a position covered by a collective bargaining agreement within the Plan year.
7.A position change that results in a change in Job Level Target percent (%) during the Plan year.

In such situations as described above, the STIP award, if any, will be paid at the time that other STIP awards are scheduled to be paid in accordance to the Plan, unless otherwise specifically stated in this Plan. For employees on leave, STIP awards will be paid to the employee once they return to work, are active and no longer on leave.
EXAMPLE - INCENTIVE AWARD CALCULATIONS (For illustrative purposes only)
Thryv Plan – January 1 to December 31:
Company performance metrics as well as your individual performance count towards your STIP payout calculation. Below is an example of the target STIP calculation for an eligible employee who has been employed with the Company since January 1 with an annual base salary of $50,000 and an 8% STIP target opportunity. For illustrative purposes only, this assumes a full 365 days of the Plan Coverage Period within the same eligible position (I.e. no prorations):
Compensation Assumptions: January 1 – December 31:
•Base Salary = $50,000
•STI Target % = 8%
•STI Target Value $ = $4,000
•Performance Rating = Achieved Expectations
Company Performance Assumptions: January 1 – December 31:
•Company EBITDA achievement of $163.00 MM, 70% of target.
•Company FCF achievement of $50.00 MM, 50% of target.
•Company SaaS Revenue achievement of $316.00, target (100%)
•Individual Performance pool fully funded as EBITDA threshold of $150.00 MM exceeded.

Approved by Compensation Committee March 13, 2024

2024 Short Term Incentive Plan

Total Rewards

         Exhibit 10.9

The employee’s STIP will therefore be as follows for each of the components:

Table 5:

	A	B	C
STIP Component	Bonus Target ($)	Metric Weighting	Metric Achievement	Award Payout (A*B*C)
EBITDA	$4,000	25%	70%	$700
FCF	$4,000	25%	50%	$500
SaaS Revenue	$4,000	25%	100%	$1,000
Individual Performance	$4,000	25%	100% *	$1,000
STIP Payout				$3,200
* Awarded by manager within allotted guidelines, see table 4.

TIMING OF PAYMENTS
Assuming Plan requirements are satisfied, which include Compensation Committee review and approval, award payments will be targeted after the end of the Plan year; as soon as administratively possible following Compensation Committee approval to eligible employees actively working and on payroll at the time of payment.
CLAWBACK POLICY
All STIP awards shall be subject to the terms of the Thryv Holdings, Inc. Clawback Policy, effective November 29, 2023 (as may be amended from time to time, the “Clawback Policy”).

Approved by Compensation Committee March 13, 2024

2024 Short Term Incentive Plan

Total Rewards

         Exhibit 10.9
DEFINITIONS
BASE SALARY EARNINGS
An eligible employee’s base salary earnings paid during the Plan period as of December 31 or prorated for each eligible position(s) within the Plan period. Base salary earnings for this purpose do not include benefits, bonuses, overtime, or other awards.

BOARD
The Company’s Board of Directors.

COMMITTEE
The Compensation Committee of the Board of Directors of the Company.

COMPANY
Thryv Holdings, Inc. and Thryv, Inc. only. Financial metrics of EBITDA, FCF and SaaS Revenues are based on the consolidated company including international operations.

EBITDA
Total Company operating income, before interest, taxes, depreciation and amortization, each calculated in accordance with GAAP, adjusted to exclude the impact of stock compensation expense.

FREE CASH FLOW (FCF)
Operating cash generated by the company less outlays for capital expenditures.

SAAS REVENUE
Revenue generated from the sales of Thryv Software, Thryv Leads and other associated add-ons or products.

INDIVIDUAL TARGET OPPORTUNITY
An eligible employee’s STIP target percentage based on one’s Job Level and prorated when employee held more than one Job Level during the Plan year.

NON-BARGAINED FOR
Non-represented employees or those employees not working under a collective bargaining agreement.

PLAN COVERAGE PERIOD
The Plan Coverage Period is January 1, through December 31 of the Plan year.

Approved by Compensation Committee March 13, 2024

2024 Short Term Incentive Plan

Total Rewards

         Exhibit 10.9
ADMINISTRATION

Approval/Objectives Guidelines
STIP Awards for Section 16 Officers are at the sole discretion of the Compensation Committee and the Board of Directors, awards to non-Section 16 employees are at the discretion of Sr Management. Awards may or may not be granted based upon Company, functional unit, departmental, and/or individual performance in the Plan year. If it is determined that STIP awards will be granted, the Compensation Committee and the Board of Directors retain the sole discretion to set award levels and to adjust award levels and subsequent employee distributions.

When STIP Awards are Earned
STIP Awards are not earned, are not due, and shall not vest unless until the following conditions are met: (1) the Approval/Objective Guidelines are met, (2) the Board approves corporate performance and payment, (3) all STIP eligibility requirements as described herein are met, (4) the individual is employed and actively working for the Company (or on Company Approved or job protected leave) on the payment date, and (5) the payout date occurs.

STIP awards, if any, will be paid via payroll. All legally required and applicable income and employment taxes and withholdings will be deducted from the gross incentive award paid to participants. Awards are considered eligible compensation for the purposes of calculating 401(k) plan match and contributions, in addition to ESPP contributions, but are not otherwise considered compensation for the purpose of other employee benefits.

Interpretation
The Company shall have the full power and authority to interpret, construe, and administer this Plan, including the determination of the amount of each participant’s award amount.

Short-Term Deferral
All STIP awards will be paid with the short-term deferral period, and thus, are exempt from Internal Revenue Code Section 409A.

Disclaimer
THIS PLAN IS NOT A CONTRACT OF EMPLOYMENT AND DOES NOT OTHERWISE ALTER YOUR AT-WILL EMPLOYMENT STATUS AND DOES NOT CREATE ANY CONTRACTUAL RIGHTS. Any payment under the Plan or this incentive award is discretionary and at the will of the Company. This Plan document and the award schedules set forth herein do not constitute an express or implied promise of continued employment for any period or at all, and will not interfere in any way with a participant’s right to terminate or the Company’s right to terminate a participant’s employment at any time, with or without cause and with or without notice.

The Company may terminate the Plan, or amend or modify the Plan in any respect, at any time, and without notice. This Plan may be superseded by federal, state, and local laws to the extent applicable.

Approved by Compensation Committee March 13, 2024

2024 Short Term Incentive Plan

Total Rewards